Exhibit 99.1
New York Mortgage Trust Reports Third Quarter 2005 Results
NEW YORK, NY — November 9, 2005 — New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised residential mortgage finance company organized as a real estate investment trust (“REIT”), today reported results for the three months and nine months ended September 30, 2005. Highlights included:
•	Record third quarter 2005 loan origination volume with growth of over 141% to $1.0 billion as compared to $415.4 million for the same period in 2004;

•	Record third quarter 2005 loan application volume of $1.3 billion;

•	The net income for the Company’s Mortgage Portfolio Management segment totaled $3.8 million, or $0.21 per share, for the third quarter 2005;

•	Consolidated net income for the Company totaled $2.9 million, or $0.16 per share, for the third quarter 2005 an increase of 16% from $2.5 million, or $0.14 per share, for the same period in 2004;

•	The net interest margin on the Company’s mortgage portfolio for the third quarter 2005 averaged 70 basis points down from 100 basis points in the second quarter 2005 due to a continued increase in our cost of funds and loan prepayment speeds; and,

•	On July 28, 2005, the Company completed its second loan securitization of $239.5 million of high credit quality, first-lien adjustable-rate mortgage (ARM) loans through New York Mortgage Trust 2005-2 which will reduce borrowing costs and improve the liquidity of the investment portfolio.
Third Quarter Financial Highlights
For the third quarter 2005, the Company’s Mortgage Portfolio Management segment (REIT operations exclusive of its taxable REIT subsidiaries) reported revenues of $16.5 million and net income of $3.8 million, or $0.21 per share.
The Company’s Mortgage Lending segment (the Company’s wholly owned taxable REIT subsidiaries or “TRS”) reported revenues of $16.2 million and a net loss of $0.9 million and combined with the net income from the Company’s Mortgage Portfolio Management segment results in a consolidated net income of $2.9 million for the third quarter 2005. The loss in the Company’s TRS was primarily due to forgone gains on sale associated with the cost-basis transfer of originated loans to the REIT rather than being sold to third parties for which the Company would have earned additional estimated premium income of $1.5 million pre-tax. Adjusting for such foregone revenues during the third quarter 2005, the TRS would have operated at an approximate breakeven and consolidated after-tax net income for this period would have been $3.7 million.
Additionally, the TRS incurred startup expenses relating to the creation of its new wholesale loan division of $1.2 million and accrued expenses of $0.3 million related to its assumption of the branches and sales force of Guaranty Residential Lending, Inc. (“GRL”) during the third quarter 2005. Adjusting for these expenses, the Company noted that its Mortgage Lending segment would have operated at a profit during the third quarter 2005.
The Company noted that its Mortgage Portfolio Management segment performed as expected in the current interest rate environment. Net interest spreads continued to narrow during the third quarter 2005 by approximately 30 basis points to 70 basis points relative to a net interest margin of 100 basis points in the second quarter 2005.
Comments from Management
“The record $1.0+ billion origination volume during the third quarter 2005 from our Mortgage Lending segment is a direct result of our planned growth initiatives over the past year and represents mortgage loan production growth of over 141% relative to the 2004 third quarter. Additionally, our Mortgage Lending segment was profitable after adding back foregone premiums on loans retained and expenses related to the ramp-up of our new wholesale division,” Steven B. Schnall, Chairman, President and Co-Chief Executive Officer, commented.
Mr. Schnall further commented, “Our goal, which we expect to achieve by early 2006, is for our Mortgage Lending segment to be profitable notwithstanding the foregone premium on loans retained. The mortgage origination business is expected to be a meaningful contributor to our financial results, particularly as our wholesale division ramps up as projected during the next few months, and we realize efficiencies from a new loan origination system expected to be implemented in early 2006. We are pleased to note that our wholesale division is on track with its volume and financial projections and we expect it to turn to net profitability early next year. Strategically, the ramp-up of this unit will enable us to supplement our mortgage banking business while offsetting the traditional seasonal slowdown in retail origination volume.”
“Our Mortgage Portfolio Management segment continues to be challenged by the current interest rate environment; our net interest spread narrowed during the third quarter by 30 basis points relative to the spreads earned during the immediate preceding quarter,” Mr. Schnall said.
Michael I. Wirth, Chief Financial Officer, added, “Our third quarter 2005 results demonstrate the advantage an active REIT strategy can have, particularly in the prime mortgage loan sector and with the proper economies of scale, with regard to its dual earnings streams: one being from net interest margin on our loan portfolio and another from mortgage lending activities and the sale of such loans to third parties. With the exception of our wholesale division, which is still in its start-up phase, the costs of our growth initiatives are nearly behind us: the GRL acquisition, which is responsible for a significant portion of our origination volume growth, has been fully integrated and the ongoing upfront costs of that acquisition, primarily in the form of performance related restricted stock continue to quickly amortize to the point that this expense will be relatively insignificant in 2006.”
Mr. Wirth added, “The quality of our mortgage loan portfolio continues to be outstanding; we currently have only two past due loans in our portfolio representing 0.16% of our portfolio value and for which we currently expect no losses — a testament in part to our focus on high credit quality borrowers and our origination and investment expertise. The average borrower credit score on loans in our portfolio is 734 with an average loan-to-value ratio of 69%. Furthermore, we do not invest in negative amortization or “option ARM” loans. Our net duration gap between the average lives of assets to liabilities is approximately eight months.”
As of September 30, 2005, the Company’s total assets were $1.9 billion, including $797.1 million of residential mortgage-backed securities, $589.4 million of loans held in securitization trusts, $140.4 million of residential mortgage loans held for investment, $143.6 million due from loan purchasers, and $116.5 million of residential mortgage loans held for sale. The Company, at September 30, 2005, had $1.7 billion outstanding under its various financing facilities.
A breakdown of the Company’s loan originations for the 2005 third quarter follows:

		Aggregate		Weighted
		Principal	Percentage	Average	Average	Weighted
	Number	Balance	Of Total	Interest	Principal	Average
	of Loans	($ in millions)	Principal	Rate	Balance	LTV	FICO
ARM	1,727	$513.3	51.2%	6.10%	$297,213	73.8	705
Fixed-rate	1,946	392.2	39.1%	6.43%	201,537	73.2	717

Subtotal—non-FHA*	3,673	$905.5	90.3%	6.25%	$246,522	73.5	710
FHA — ARM	4	$0.9	0.1%	5.80%	$217,202	94.7	642
FHA — fixed-rate	700	95.8	9.6%	5.72%	136,954	92.9	633

Subtotal — FHA	704	$96.7	9.7%	5.72%	$137,410	93.0	633

Total ARM	1,731	$514.2	51.3%	6.10%	$297,028	73.8	705
Total fixed-rate	2,646	$488.0	48.7%	6.29%	$184,451	77.1	700

Total Originations	4,377	$1,002.2	100.0%	6.19%	$228,973	75.4	703

Purchase mortgages	2,568	$558.1	55.7%	6.39%	$217,314	78.1	719
Refinancings	1,105	347.4	34.6%	6.01%	314,402	66.2	696

Subtotal—non-FHA*	3,673	$905.5	90.3%	6.25%	$246,522	73.5	710
FHA — purchase	71	$11.7	1.2%	6.05%	$165,045	96.3	659
FHA — refinancings	633	85.0	8.5%	5.67%	134,310	92.5	630

Subtotal — FHA	704	$96.7	9.7%	5.72%	$137,410	93.0	633

Total purchase	2,639	$569.8	56.9%	6.38%	$215,908	78.5	718
Total refinancings	1,738	$432.4	43.1%	5.94%	$248,811	71.4	683

Total Originations	4,377	$1,002.2	100.0%	6.19%	$228,973	75.4	703

* FHA originations are Streamlined Refinance mortgages with low average balances. All loans from this branch are and will continue to be sold to third party investors.

Investment Activity
At the end of the third quarter of 2005, the Company’s portfolio of investment securities totaled $797.1 million and had a weighted average purchase price of $101.16. Approximately 62% of the securities purchased are backed by 3/1 hybrid adjustable rate mortgages, 36% are backed by 5/1 hybrid adjustable rate mortgages and the remaining 2% comprised of short reset floating rate securities. In addition, loans held in securitization trusts totaled $589.4 million and had an average purchase price of $100.89. The Company had mortgage loans held for investment of $140.4 million at an average purchase price of $100.54. Approximately 38% of loans held in the portfolio have interest rate resets of less than 24 months, 8% with resets less than 36 months and the remaining 54% with resets greater than 36 months. The investment securities and the loans held in securitization trusts are financed in part with debt totaling $1.3 billion.
The net interest margin on the Company’s mortgage portfolio for the three-month period ended September 30, 2005 averaged 70 basis points down from 100 basis points in the prior quarter. This reduction in spreads is reflective of the current flattening yield curve environment as well as accelerated prepayment speeds on the Company’s securities portfolio. The Company expects to more fully realize the benefits associated with its self-origination capabilities either by retaining selected lower-cost mortgage loans for its portfolio or, as market conditions dictate, selling such originations to third parties for gain on sale revenue.
The following table summarizes the Company’s investment portfolio of residential mortgage-backed securities and loans owned at September 30, 2005, classified by type of issuer or by ratings categories:

	Par Value	Coupon	Carrying Value	Yield
Agency ARMs	$431,323,089	4.21%	$430,300,762	4.67%
Non-Agency AAA — rated ARMs	343,765,084	4.76%	342,989,523	4.97%
Floating Rate CMOs	23,767,856	4.99%	23,789,008	5.10%
Loans held for investment	139,656,332	5.68%	140,411,907	5.26%
Loans held in securitization trusts	584,145,552	4.91%	589,354,405	5.34%

Total	$1,522,657,913	4.75%	$1,526,845,605	5.06%

Conference Call
On Thursday, November 10, 2005 at 10:00 a.m. Eastern time, New York Mortgage Trust’s executive management will host a conference call and audio webcast highlighting the Company’s third quarter financial results. The conference call dial-in number is 303-262-2140. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company’s website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.
About New York Mortgage Trust
New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT’s wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT’s strategy.
For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael I. Wirth, Chief Financial Officer	Joe Calabrese (General) 212-827-3772
Phone: 212-634-2342	Julie Tu (Analysts) 212-827-3776
Email: mwirth@nymtrust.com
This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company’s assets, a decrease in the demand for mortgage loans may have a negative effect on the Company’s volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company’s hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.
FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		As restated
REVENUE:
Gain on sales of mortgage loans	$21,633,961	$14,933,433	$8,985,293	$4,482,262
Interest income:
Loans held for sale	10,573,325	5,777,240	4,473,157	2,633,442
Investment securities and mortgage loans held for investment	34,035,558	7,659,748	9,208,733	7,656,699
Loans held in the securitization trusts	11,875,521	—	6,016,479	—
Brokered loan fees	7,180,484	4,398,137	2,646,683	1,437,664
Gain on sale of securities and related hedges	2,207,433	732,812	1,286,031	125,837
Miscellaneous income	194,683	95,597	91,043	49,620

Total revenue	87,700,965	33,596,967	32,707,419	16,385,524

EXPENSES:
Salaries, commissions and benefits	23,874,659	11,394,409	7,302,398	4,503,571
Interest expense:
Loans held for sale/for investment	11,194,956	2,960,294	4,807,623	1,227,997
Portfolio Investments	30,089,833	4,237,195	10,749,583	4,237,195
Subordinated debentures	1,095,300	—	601,722	—
Brokered loan expenses	5,688,931	3,136,452	1,483,323	1,016,930
Occupancy and equipment	4,981,098	2,426,188	1,264,643	888,671
Marketing and promotion	3,900,043	1,973,922	1,310,316	677,531
Data processing and communications	1,807,406	1,136,470	617,824	515,234
Office supplies and expenses	1,908,839	1,017,243	651,279	370,003
Professional fees	2,812,478	1,087,735	965,945	433,981
Travel and entertainment	706,904	393,872	261,293	88,597
Depreciation and amortization	1,068,906	308,859	301,705	102,953
Other	1,083,537	795,716	530,214	102,645

Total expenses	90,212,890	30,868,355	30,847,868	14,165,308

INCOME (LOSS) BEFORE INCOME TAXES	(2,511,925)	2,728,612	1,859,551	2,220,216
Income tax benefit	5,880,000	221,653	1,000,000	231,653

NET INCOME	$3,368,075	$2,950,265	$2,859,551	$2,451,869

Basic income per share	$0.19	$0.17	$0.16	$0.14

Diluted income per share	$0.19	$0.17	$0.16	$0.14

Weighted average shares outstanding—basic	17,854,850	17,797,375	17,958,175	17,797,375

Weighted average shares outstanding—diluted	18,121,074	17,800,024	18,242,373	17,800,547

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$11,302,458	$7,613,106
Restricted cash	445,635	2,341,712
Investment securities — available for sale	797,079,293	1,204,744,714
Due from loan purchasers	143,620,835	79,904,315
Escrow deposits — pending loan closings	11,932,354	16,235,638
Accounts and accrued interest receivable	16,027,466	15,554,201
Mortgage loans held for sale	116,533,155	85,384,927
Mortgage loans held in securitization trusts	589,354,405	—
Mortgage loans held for investment	140,411,907	190,153,103
Deferred tax and other assets	12,537,424	4,351,869
Derivative assets	9,298,248	3,677,572
Property and equipment, net	6,456,230	4,801,302

TOTAL ASSETS	$1,854,999,410	$1,614,762,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Financing arrangements, portfolio investments	$1,282,723,167	$1,115,809,285
Financing arrangements, loans held for sale/for investment	398,907,025	359,202,980
Due to loan purchasers	1,607,750	350,884
Accounts payable and accrued expenses	18,380,787	19,485,241
Subordinated debentures	45,000,000	—
Derivative liabilities	1,076,310	164,816
Other liabilities	250,726	267,034

Total liabilities	1,747,945,765	1,495,280,240

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY :
Common stock, $0.01 par value, 400,000,000 shares authorized 18,219,302 shares issued and outstanding at September 30, 2005 and 18,114,445 shares issued and 17,797,375 outstanding at December 31, 2004	182,193	180,621
Additional paid-in capital	111,359,871	119,045,450
Accumulated other comprehensive (loss) income	(4,488,419)	256,148

Total stockholders’ equity	107,053,645	119,482,219

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,854,999,410	$1,614,762,459

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SELECTED SEGMENT REPORTING
(unaudited)

	For the Three Months Ended September 30, 2005
	Mortgage Portfolio	Mortgage Lending
	Management Segment	Segment	Total
Total revenue	$16,511,243	$16,196,176	$32,707,419
Total expense	12,714,733	17,133,135	29,847,868

Net income (loss)	$3,796,510	$(936,959)	$2,859,551

Total assets	$1,553,311,169	$301,688,241	$1,854,999,410
Total equity	$101,622,220	$5,431,425	$107,053,645